Exhibit 99.1

Coeptis Therapeutics Regains Compliance with Nasdaq Listing Rule 5550(a)(2)

WEXFORD, PA., January 22, 2025 /PRNewswire/ -- Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (the "Company" or "Coeptis"), a biopharmaceutical company focused on pioneering cell therapy platforms for cancer, autoimmune, and infectious diseases, today announced it has regained compliance with Listing Rule 5550(a)(2) (the “Bid Price Rule”), as required by the Nasdaq Hearings Panel’s decision of September 17, 2024.

“We thank the Nasdaq Hearings Panel for approving our request,” said Coeptis’ Chief Executive Officer Dave Mehalick. “Regaining compliance with Nasdaq’s listing standards is an encouraging start to what we believe will be a transformative year for Coeptis.”

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., GEAR Therapeutics, Inc., and SNAP Biosciences, Inc. (collectively "Coeptis"), is a biopharmaceutical and technology company focused on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts.

The Company's therapeutic portfolio is underscored by assets licensed from Deverra Therapeutics, which include an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Coeptis is also developing a universal, multi-antigen CAR technology licensed from the University of Pittsburgh (SNAP-CAR), alongside GEAR cell therapy and companion diagnostic platforms in collaboration with VyGen-Bio and distinguished medical researchers at the Karolinska Institute.

Building on its core competencies, Coeptis has recently established a Technology Division, which focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools acquired from NexGenAI Solutions Group, designed to optimize business processes and improve overall efficiency.

Headquartered in Wexford, PA, Coeptis is dedicated to advancing its mission within the regulatory framework set forth by the FDA, ensuring that all activities align with the highest standards of compliance and patient care. For more information on Coeptis, visit https://coeptistx.com

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the inability to recognize the anticipated benefits of the Deverra licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (3) the risks that the Company's products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (4) costs related to ongoing asset development including the Deverra licensed assets and pursuing the contemplated asset development paths; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

Contacts

IR@coeptistx.com